Exhibit 99.1

Richard S. Braddock Steps Down as

Non-Executive Chairman of Priceline.com;

Ralph M. Bahna Appointed Chairman

NORWALK, Conn., April 8, 2004 . . . Priceline.com (Nasdaq: PCLN) announced today the appointment of Ralph M. Bahna to the position of Non-Executive Chairman of its Board of Directors.  Mr. Bahna succeeds Richard S. Braddock, who is resigning from the board, effective today.

Mr. Braddock joined priceline.com as Chairman and Chief Executive Officer in 1998 and led the Company through its early product launches, initial public offering and development of its travel business.  “Priceline.com’s Board of Directors appreciates Rick’s service since the early days building the priceline.com brand and the company’s position as a premier online travel service,” said Mr. Bahna.  “We wish him well in his future endeavors.”

Priceline.com’s new Chairman, Mr. Bahna, has served as a Company director since 1998, the year the travel service first launched.  Mr. Bahna was an innovative leader in the cruise industry, serving for many years as Chief Executive Officer of Cunard Line, Ltd., and was a senior marketing executive with Trans World Airlines, Inc.  He is the founder and current President of Masterworks Development Corp., which has developed an international chain of specialized business hotels.

“Ralph Bahna’s broad travel experience and history with priceline.com make him an exceptional choice for the Chairman’s role,” said Jeffery H. Boyd, priceline.com’s President and Chief Executive Officer.

In conjunction with his election to Non-Executive Chairman, Mr. Bahna has asked the Nominating Committee of priceline.com’s Board of Directors to perform an evaluation of the role of Chairman and to develop, over time, recommendations for identifying a successor to Mr. Bahna.

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Lowestfare.com and Rentalcars.com.  Priceline.com is part-owner of Travelweb LLC.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

Press information:  Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company’s ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.